CREDIT AGREEMENT

between

MOORE-HANDLEY, INC., as Borrower

and

GMAC BUSINESS CREDIT, LLC, as Lender

Dated as of November 14, 2002

THIS CREDIT AGREEMENT is made as of November 14, 2002, by and between MOORE-HANDLEY, INC., a Delaware corporation, with an address at 3140 Pelham Parkway, Pelham, Alabama 35124 (the "Borrower") and GMAC BUSINESS CREDIT, LLC (the "Lender"), a Delaware limited liability company, having an office at 210 Interstate North Parkway, Suite 315, Atlanta, Georgia 30339.

  DEFINITIONS

    Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them below:

Acquisition. Any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Borrower or any corporation which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of the Borrower, or causes any such corporation to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

Affiliate. With respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

Agreement. This Agreement, as the same may be supplemented or amended from time to time.

Beneficial Ownership. Beneficial ownership as determined in accordance with Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, as in effect on the date hereof.

Business Day. As defined in the Note.

Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (i) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be requried to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease, net of amounts actually received by the Borrower or any of its Subsidiaries in sale, trade, or other disposition of Capital Assets (or any asset leased under a Synthetic Lease to the extent such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease) during such period.

Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation (including, without limitation, the Reedemable Participating Preferred Stock), any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Cash Flow Coverage Ratio. For any Reference Period, the ratio of (a) Consolidated EBITDA less non-financed Capital Expenditures made during such period, to (b) the result of (i) Current Portion of Long Term Debt, plus (ii) Consolidated Total Interest Expense, plus (iii) cash payments for all income taxes paid during such period.

Change of Control. The occurrence of any of the following:

      unless Borrower is listed on the New York Stock Exchange or another nationally recognized stock exchange or NASDAQ, if any Person or two or more Persons acting in concert (other than any Person currently owning in excess of five percent (5%) of the shares of common stock of the Borrower) shall have acquired Beneficial Ownership, directly or indirectly, through a purchase, merger or other transaction or series of transactions or otherwise, of (i) 30% or more of the shares of common stock of the Borrower or (ii) Voting Stock of the Borrower to which 30% or more of the total Voting Power of the Borrower is attributable; or

      if during any period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors.

Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

Collateral. All property, real or personal, in which Lender is granted a lien, or security interest, or in which title or security title is granted to or for the benefit of the Lender as security for the Obligations pursuant to the Security Documents.

Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

Consolidated EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, all as determined in accordance with GAAP.

Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items.

Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued as an expense by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including unused commitment fees, balance deficiency fees and similar ongoing fees or expenses in connection with the borrowing of money but not including one-time arrangement fees, closing fees and similar one-time transaction-type fees, whether or not capitalized.

Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

Current Portion of Long Term Debt. With respect to any fiscal period, that portion of all Indebtedness that is due and payable within the next twelve (12) consecutive months, but shall not include any Indebtedness outstanding under working capital lines of credit or revolvers.

Default. An Event of Default or event or condition that, but for; the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

Encumbrances. See Section 6.1.

ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

Event of Default. Any event described in Section 7.1.

GAAP. Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, as in effect from time to time.

Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

Guarantees. As applied to the Borrower and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

Indebtedness. As applied to the Borrower and its Subsidiaries, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Borrower and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under Capitalized Leases that is required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, (v) all Guarantees, and (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Borrower or any of its Subsidiaries.

Lender. See Preamble.

Loan Documents. This Agreement, the Note, the Security Documents, and each other document executed and delivered by Borrower to Lender in connection with the Loan.

Loan. See Section 2.1.

Loan Maturity Date. The term "Loan Maturity Date" shall have the same meaning ascribed to such term in the Note.

Material Adverse Effect. The term "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), properties, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole.

Note. The promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to the Lender to repay the Loan.

Obligations. Any and all obligations of the Borrower to the Lender under the Loan Documents of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

Permitted Encumbrances. Encumbrances expressly permitted by the Security Documents.

Permitted Liens. The term "Permitted Liens" shall mean any of the following:

(a) any Permitted Encumbrance;

(b) any lien created under the Security Documents;

(c) liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established and are being maintained in accordance with generally accepted accounting principles, provided that no lien or notice of lien shall have been filed to secure such tax, assessment or charges; and

(d) liens on equipment created under capital leases entered into by Borrower with respect to such equipment until the termination of each such capital lease, provided no Event of Default shall exist at the time each such capital lease is entered into or would arise as a result thereof; In no event shall the foregoing be construed to (i) permit the Borrower to obtain purchase money financing with respect to equipment, without the Lender's written consent, or (ii) in any way affect Borrower's obligations under Section 5.7 hereof.

Person. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

Plan. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

Real Property Security Instrument. The Deed of Trust made by the Borrower for the benefit of Lender, substantially in the form of Exhibit B hereto.

Reference Period. As of any date of determination, the period of four (4) consecutive fiscal quarters of the Borrower and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

Security Documents. The Real Property Security Instrument.

Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary Voting Power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; or any other such organization the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of Voting Power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has a 50% ownership interest.

Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

Voting Power. means, with respect to any Voting Stock of any Person at any time, the number of votes entitled to vote generally in the election of directors of such Person that are attributable to such Voting Stock at such time divided by the number of votes entitled to vote generally in the election of directors of such Person that are attributable to all shares of Capital Stock of such Person (including such Voting Stock) at such time.

Voting Stock. Capital Stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

    Accounting Terms All terms of an accounting character shall have the meanings assigned thereto by GAAP applied on a basis consistent with the financial statements referred to in Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

  DESCRIPTION OF CREDIT

    The Loan. Subject to the terms and conditions hereof, the Lender will make a loan to Borrower in the amount and on the terms set forth in the Note (the "Loan").

    The Note. The Loan shall be evidenced by and payable in accordance with the terms of the Note. The Note shall be dated the date hereof and shall have the blanks therein appropriately completed.

  CONDITIONS OF LOAN

    Conditions Precedent to the Loan. The obligation of the Lender to make the Loan is subject to the condition precedent that the Lender shall have received, in form and substance satisfactory to the Lender and its counsel, the following:

      this Agreement, the Note, the Security Documents and the other Loan Documents, duly executed by the Borrower;

      a certificate of the Secretary or an Assistant Secretary of the Borrower with respect to resolutions of the Board of Directors authorizing the execution and delivery of this Agreement, the Note, the Security Documents and the other Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

      the certificate of incorporation of the Borrower and all amendments and supplements thereto, filed in the office of the Secretary of State of Delaware, each certified by said Secretary of State as being a true and correct copy thereof;

      the Bylaws of the Borrower and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary as being a true and correct copy thereof;

      a certificate of the Secretary of State of Delaware, as to the Borrower's legal existence and good standing in such state and listing all documents on file in the office of said Secretary of State and certificates of the Secretary of State of Alabama as to the Borrower's qualification and good standing as a foreign corporation in such state;

      documentary evidence acceptable to Lender as to the tax good standing of the Borrower in Delaware and Alabama;

      opinions of counsel addressed to Lender from counsel to the Borrower, substantially in the form of Exhibit F hereto;

      appraisals of the Collateral;

      documentary evidence of compliance by the Collateral with all zoning, environmental and other applicable laws; such evidence shall include, without limitation, a recent environmental audit of the property encumbered by the Real Property Security Instrument (a complete Phase I Environmental Assessment shall be performed on all of the property encumbered by the Real Property Security Instrument; Lender shall review all environmental information submitted by the Borrower and may request additional information to determine if additional Environmental Assessments beyond the scope of the Phase I need to be performed on any portion of the said property; Funding of the Loan shall not occur until the Lender is fully satisfied, in Lender's absolute and sole discretion, that all existing environmental concerns and planned remediation on the said property will not materially affect the Borrower's operations);

      documentary evidence of the insurance coverage required pursuant to the Loan Documents;

      Uniform Commercial Code, judgment, tax and such other lien searches deemed appropriate by Lender's counsel;

      pro forma title policy insuring the lien of the Real Property Security Instrument together with escrow instructions binding the title insurer to issue a title insurance policy in such form;

      survey of the property encumbered by the Real Property Security Instrument;

      such other documents, and completion of such other matters, as counsel for the Lender may deem necessary or appropriate;

      payment of an administrative fee equal to one percent (1%) of the aggregate principal amount of the Loan;

      payment of all expenses incurred by Lender in connection with the closing of the Loan; and

      most recent covenant compliance certificate(s).

  REPRESENTATIONS AND WARRANTIES

  In order to induce the Lender to enter into this Agreement and to make Loan hereunder, the Borrower represents and warrants to the Lender that:

    Organization and Qualification. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification.

    Corporate Authority. The execution, delivery and performance of this Agreement, the Note, the Security Documents, and the other Loan Documents and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Borrower, (b) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower except for the Encumbrances in favor of Lender created by the Security Documents.

    Valid Obligations. This Agreement, the Note, the Security Documents, and the other Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

    Consents or Approvals. The execution, delivery and performance of this Agreement, the Note, the Security Documents, and the other Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party (except for the filing of UCC-1 financing statements and the recording of the Real Property Security Instrument).

    Title to Properties; Absence of Encumbrances. Each of the Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole. The Collateral is free from all Encumbrances other than Permitted Encumbrances.

    Financial Statements. The Borrower has furnished the Lender its consolidated balance sheet as of December 31, 2001 and its consolidated statements of operations, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Ernst & Young LLP. The Borrower has also furnished the Lender its consolidated balance sheet as of June 30, 2002 and its consolidated statement of operations for the fiscal period then ended, certified by the principal financial officer of the Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, not disclosed in such financial statements, except for those arising in the ordinary course of business since June 30, 2002, none of which, individually or in the aggregate have had a Material Adverse Effect, and except for those, whether or not so arising, which would not, individually or in the aggregate, have a Material Adverse Effect.

    Changes. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Borrower or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

    Defaults. As of the date of this Agreement, no Default or Event of Default exists.

    Taxes. The Borrower and each Subsidiary have filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower and each Subsidiary have been fully paid. The Borrower and each Subsidiary have established on their books appropriate reserves determined in accordance with GAAP for the payment of all federal, state and other tax liabilities.

    Litigation. Except as set forth on Exhibit C hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower's or any Subsidiary's officers, threatened, against the Borrower or any Subsidiary. None of the litigation set forth on Exhibit C hereto, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of the Borrower or its Subsidiaries, or could otherwise reasonably be expected to have a Material Adverse Effect.

    Use of Proceeds. No portion of any Loan is to be used for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.P.R. 221 and 224, as amended. The proceeds of the Loan shall be used solely to refinance and/or reduce existing Indebtedness of the Borrower.

    Subsidiaries. As of the date of this Agreement, all the Subsidiaries of the Borrower are listed on Exhibit D hereto. The Borrower or a Subsidiary of the Borrower is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

    Investment Company Act. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

    Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

    Burdensome Obligations. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any charter, by-law or other restriction which is so unusual or burdensome that it may reasonably be expected to have a Material Adverse Effect. The Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any obligation of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which may reasonably be expected to have a Material Adverse Effect.

    Labor Matters. Neither the Borrower nor any of its Subsidiaries has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which would have a Material Adverse Effect, and, to the best knowledge of the Borrower, there is no such strike, dispute, slowdown or work stoppage threatened against the Borrower or any of its Subsidiaries.

    Intellectual Property. Borrower possesses, and does not infringe upon the rights of any other Person with respect to, sufficient patents, copyrights, trademarks, and licenses or valid rights to use such intellectual property as is necessary to carry on its business operations and own, lease and use its assets, except for such insufficiencies and infringements as would not reasonably be expected to have a Material Adverse Effect.

    Solvency. Borrower is and shall be solvent and able to pay its debts as they become due and possesses and shall possess sufficient capital to operate its business and own its assets. Borrower shall not be rendered insolvent by the execution, delivery and performance of its obligations under this Agreement and the other Loan Documents or by the completion of the transactions contemplated thereby.

    Security Interest. Upon the proper filing of the Real Property Security Instrument with the appropriate recorder's offices and the proper filing of financing statements in the appropriate secretary of states' offices (which proper filing shall include, without limitation, the payment of all required filing fees and recording taxes), the security interest created in favor of the Lender under the Security Documents shall constitute a first priority perfected security interest in the Collateral referred to therein subject to no other security interest of any other Person.

  AFFIRMATIVE COVENANTS

  So long as any Loan or other Obligation remains outstanding, the Borrower covenants as follows:

    Financial Statements and other Reporting Requirements. The Borrower shall furnish to the Lender:

      as soon as available to the Borrower, but in any event within 90 days after the end of each of its fiscal years, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statements of operations, changes in stockholders' equity and cash flow for, such year, audited and certified by a firm of independent certified public accountants of national standing, acceptable to the Lender in the case of such consolidated statements, and certified by the chief financial officer in the case of such consolidating statements; and, concurrently with such financial statements, a copy of said certified public accountants' management report and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status thereof;

      as soon as available to the Borrower, but in any event within 45 days after the end of each of its fiscal quarters, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statements of operations and cash flow for, the period then ended, certified by the principal financial officer of the Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

      concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit E hereto signed on behalf of the Borrower by its chief financial officer;

      promptly after the receipt thereof by the Borrower, copies of any reports submitted to the Borrower by independent public accountants in connection with any interim review of the accounts of the Borrower made by such accountants;

      promptly after the same are available, copies of all proxy statements, financial statements and reports as the Borrower shall send to its stockholders or as the Borrower may file with the Securities and Exchange Commission or, at Lender's request, any governmental authority at any time having jurisdiction over the Borrower or its Subsidiaries;

      if and when the Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

      immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

      promptly upon becoming aware of any litigation or of any investigative proceedings by a Governmental Authority commenced or threatened against the Borrower or any of its Subsidiaries of which it has notice, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto; and

      from time to time, such other financial data and information about the Borrower or its Subsidiaries as the Lender may reasonably request.

    Conduct of Business. Each of the Borrower and its Subsidiaries shall:

      duly observe and comply in all material respects with all applicable laws and valid requirements of any Governmental Authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all environmental laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business, and preserve, protect, maintain and defend all trademarks, trade names, copyrights, patents, licenses, and rights in any thereof, in each case free of any claims or infringements, except for such failures to protect, maintain and defend such claims and infringements as would not reasonably be expected to have a Material Adverse Effect;

      continuously (i) maintain its corporate existence, and (ii) its rights to do business in each state where any Collateral is located; and

      remain engaged substantially in the businesses of wholesaling hardware, building supplies and other home improvement products.

    Maintenance and Insurance. Each of the Borrower and its Subsidiaries shall maintain the Collateral and its other properties in good repair, working order and condition as required for the normal conduct of its business. Each of the Borrower and its Subsidiaries shall at all times maintain liability and casualty insurance as required in accordance with the terms of the Security Documents. Unless Borrower provides evidence of the insurance coverage required by this Section 5.3, Lender may purchase insurance at Borrower= s expense to protect Lender= s interests in the Property. This insurance may, but need not, protect Borrower= s interests. The coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Property. Borrower may later request that Lender cancel any insurance purchased by Lender in accordance with the foregoing, but only after providing evidence to Lender that Borrower has obtained insurance as required by this Section 5.3. If Lender purchases insurance for the Property, Borrower will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the indebtedness secured by the Real Property Security Instrument. The costs of the insurance may be more than the cost of insurance Borrower may be able to obtain on its own.

    Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established and are being maintained in accordance with generally accepted accounting principles if no lien shall have been filed to secure such tax, assessment or charges.

    Inspection by the Lender. The Borrower shall permit the Lender or its designees, at any reasonable time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Borrower and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information the Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to subsections 5.1(a), (b), or (c) except that disclosure of such information may be made (i) to the Subsidiaries or Affiliates of the Lender in connection with their present or prospective business relations with the Borrower, (ii) to prospective transferees or purchasers of an interest in the Loan who are informed of and agree to maintain the confidentiality thereof and not to use such information other than to evaluate a potential purchase of an interest in the Loan, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Lender.

    Maintenance of Books and Records. Each of the Borrower and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP consistently applied and applicable law. Each of the Borrower and its Subsidiaries shall maintain duplicate copies of all such books and records (i) on-site at all times, and (ii) off-site updated on a monthly basis.

    Cash Flow Coverage Ratio. The Borrower will not permit the Cash Flow Coverage Ratio as determined for any Reference Period, to be less than 1.00 to 1.00 at any time.

    Further Assurances. At any time and from time to time the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Lender to effect the purposes of this Agreement and the Note.

  NEGATIVE COVENANTS

  So long as any Loan or other Obligation remains outstanding, the Borrower covenants as follows:

    Encumbrances. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor ("Encumbrances"), upon or with respect to any Collateral except for Permitted Liens.

    Merger; Consolidation; Acquisitions; Sale or Lease of Assets. Neither the Borrower nor any of its Subsidiaries shall sell, lease or otherwise dispose of any of the Collateral (except for dispositions permitted under the Loan Documents), or liquidate, merge or consolidate into or with any other Person, or make any Acquisition, unless (i) Borrower shall have provided Lender with prior written notice and details concerning each such action, and Lender provides Borrower written consent to such action, and (ii) no material adverse change in the financial condition of Borrower would result from such action; provided that any Subsidiary of the Borrower may merge or consolidate into or with (x) the Borrower if no Default has occurred and is continuing or would result from such merger and if the Borrower is the surviving company, or (y) any other wholly-owned Subsidiary of the Borrower. Borrower shall not sell, lease or otherwise dispose of any Collateral, except as expressly permitted by the Security Documents.

    ERISA. Neither the Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA.

    Setoff of Rent. Neither the Borrower nor any of its Subsidiaries shall setoff any alleged claims against the obligation to pay any rent or other charge under any lease of real or personal property constituting part of the Collateral.

  DEFAULTS

    Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

      the Borrower shall fail to pay on or prior to the third (3rd) day following the date when due (i) any amount of principal of the Loan, or (ii) any amount of interest thereon or any fees or expenses payable hereunder, under the Note, the Security Documents, or under any of the other Loan Documents; or

      The Borrower shall fail to perform any term, covenant or agreement contained in Sections 5.1, 5.7 or 8.16; or

      the Borrower shall fail to perform any covenant contained in Section 5.2, and such failure shall continue for ten 10 days; or

      the Borrower shall fail to perform any term, covenant or agreement (other than in respect of subsections 7.1(a) through (c) hereof) contained in this Agreement and such default shall continue for 30 days after notice thereof has been sent to the Borrower by the Lender, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days; or

      any representation or warranty of the Borrower made in this Agreement, the Note, the Security Documents or any other Loan Documents or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

      intentionally deleted; or

      the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations in excess of $500,000 in the aggregate for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

      the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

      a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Borrower or such Subsidiary and shall continue unstayed and in effect for any period of 60 days; or

      a judgment or order for the payment of money shall be entered against the Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or such Subsidiary, that in the aggregate exceeds $100,000.00 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

      the Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000.00 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

      if any Loan Document is invalidated or declared null and void or otherwise ceases to be in full force and effect; or

      if the proceeds of the Loan are used other than in accordance with the representations set forth in Section 4.11; or

      if at any time the Lender's security interest in the Collateral is impaired or invalidated or does not constitute a first priority perfected security interest; or

      intentionally deleted; or

      if the validity or enforceability of any Loan Document is contested by Borrower or if the Borrower denies liability thereunder; or

      intentionally deleted; or

      any Change of Control shall have occurred; or

      any "Event of Default", as such term is defined in each Real Property Security Instrument, shall occur.

    Remedies. Upon the occurrence of an Event of Default described in subsections 7.1(h) and (i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Lender's option and upon the Lender's declaration:

      the unpaid principal amount of the Loan together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

      the Lender may exercise any and all rights it has under this Agreement, the Note, the Security Documents or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Lender's rights by any action at law, in equity or other appropriate proceeding.

  MISCELLANEOUS

    Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Moore-Handley, Inc.
3140 Pelham Parkway
Pelham, Alabama 35124
Attention: Gary Mercer
Facsimile No.: (205) 663-8229

With a copy to:	Debevoise & Plimpton
919 Third Avenue
New York, New York 10022
Attention: Steven M. Ostner, Esq.
Facsimile No.:(212) 909-6836

If to Lender:	GMAC Business Credit LLC
210 Interstate North Parkway
Suite 315
Atlanta, Georgia 30339
Attention: Divisional Counsel
Facsimile No.: (678) 553-2707

With a copy to:	Thacher Proffitt & Wood
50 Main Street, Suite 525
White Plains, New York 10606
Attention: Thomas J. Infurna, Esq.
Facsimile No.: (914) 421-4150

    or addressed as such party may from time to time designate by written notice to the other parties.

    Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

    Expenses. The Borrower will pay on demand all expenses of the Lender in connection with the preparation, waiver or amendment of this Agreement, the Note, the Security Documents, or other documents executed in connection therewith, or the administration, default or collection of the Loan or other Obligations or administration, default, collection in connection with the Lender's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, if not paid within ten (10) days of such demand, bear interest at the rate applicable to principal under the Notes (including any default rate), until paid.

    Set-Off. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Lender or any of its branch offices to the Borrower may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Lender against any and all obligations of the Borrower to the Lender or any of its Affiliates in such manner as the head office of the Lender or any of its branch offices in their sole discretion may determine, and the Borrower hereby grants the Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

    Term of Agreement. This Agreement shall continue in full force and effect so long any Loan or any Obligation shall be outstanding.

    No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under the Notes, the Security Documents and the other Loan Documents or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein, in the Notes, the Security Documents and the other Loan Documents provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

    Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND, EXCEPT TO THE EXTENT PROVIDED THEREIN, THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS CONTAINED THEREIN) AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS. TO INDUCE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER IRREVOCABLY AGREES THAT, AT LENDER'S SOLE AND ABSOLUTE ELECTION, ALL LEGAL AND OTHER PROCEEDINGS OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN COURTS HAVING SITUS IN THE CITY OF ATLANTA, IN THE STATE OF GEORGIA. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LEGAL OR OTHER PROCEEDING BROUGHT AGAINST SUCH PERSON BY LENDER IN ACCORDANCE WITH THIS SECTION.

    Indemnity. The Borrower will (i) indemnify and hold harmless the Lender and each of its officers, directors, employees, Affiliates, agents and controlling persons (each an "Indemnified Party") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Party may become subject arising out of or in connection with any claim, litigation, investigation or proceeding relating to the Loan (including the use of the proceeds thereof), the Loan Documents, or any related transaction, whether or not any Indemnified Party is a party thereto, and (ii) reimburse each Indemnified Party upon demand for all legal and other expenses incurred in connection with investigating or defending any of the foregoing, except, in each case, losses, claims, damages, liabilities or related expenses to the extent arising from the willful misconduct or gross negligence of an Indemnified Party.

    Amendments. Neither this Agreement, the Note, the Security Documents, any other Loan Documents, nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Lender and, in the case of amendments, by the Borrower.

    Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder. The Lender may sell, transfer or grant participations in this Agreement, the Note, the Security Documents and the other Loan Documents without the prior written consent of the Borrower.

    Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

    Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

    Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

    WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDER AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

    Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising our of or in any way connected with this Agreement, the Note, the Security Documents, any other Loan Documents or the Obligations.

    Entire Agreement. This Agreement, the Note, the Security Documents, and the other Loan Documents constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

    Substitution of Collateral. Notwithstanding the provisions of Section 6.2 of this Agreement, provided no Event of Default shall have occurred and be continuing, the Borrower may elect to substitute for certain of the Collateral (the "Released Collateral") substitute Collateral of the same type as the Released Collateral (the "Substitute Collateral") as Collateral for the Loan (a "Substitution"), provided further that each of the following conditions precedent shall be satisfied:

      The Borrower shall deliver to Lender with respect to the Substitute Collateral, if required by Lender, (i) a new promissory note, loan agreement, environmental indemnity agreement, mortgage/deed of trust, security agreement, UCC-1 financing statements, and such other loan documents, including, without limitation, guaranties and opinions of counsel, as Lender may require with respect to the Substitute Collateral, and (ii) if the Substitute Collateral consists of real property, a mortgagee title insurance policy and an ALTA survey acceptable to Lender in all respects;

      The Borrower shall pay all costs and expenses of Lender in connection with the Substitution and cooperate fully with Lender in connection with all due diligence conducted by Lender in connection with the Substitute Collateral, and the Substitute Collateral shall be subject to, among other things, the underwriting guidelines and requirements of Lender as well as the review and approval by Lender, in its discretion, of the Substitute Collateral;

      The then current value of the Substitute Collateral as determined by Lender pursuant to an appraisal or valuation obtained by Lender at Borrower's cost and expense shall be equal to or greater than the value of the Released Collateral as determined by Lender at the time of the closing of the Loan;

      Lender must be satisfied, in its absolute and sole discretion, that the Borrower is able to satisfy and comply with the provisions of all covenants set forth in the Loan Documents, including, without limitation, the covenants set forth in Section V of this Agreement, on an ongoing basis when the Substitute Collateral is pledged in lieu of the Released Collateral, and that the Cash Flow Coverage Ratio computed solely with respect to the Substitute Collateral (and any existing Collateral that will not constitute Released Collateral) for the period of two consecutive fiscal years most recently ended equals or exceeds the computed Cash Flow Coverage Ratio solely with respect to the Released Collateral (and any existing Collateral that will not constitute Released Collateral) for such period;

      The Borrower shall provide evidence to Lender, which evidence must be satisfactory to Lender, that each rating agency which has rated bonds or other securities issued by an entity which holds the Loan or an interest in the Loan has determined that such Substitution will not result in the qualification, downgrade or withdrawal of the ratings of such bonds or other securities.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

MOORE-HANDLEY, INC.

By:

Name: Gary Mercer
Title: Chief Financial Officer

GMAC BUSINESS CREDIT, LLC

By:

Name:
Title:

EXHIBIT A

Form of Note

EXHIBIT B

(Form of Real Property Security Instrument)

EXHIBIT C

LITIGATION

Moore-Handley, Inc.
Pending Lawsuits

Plaintiff	Case #	Reason	Status
Ellen Bradford, et al vs. American Optical, et al	CV-02-316	Asbestos related*	Case Dismissed 5/10/02
Virginia Grace (King) Burchfield, et al. vs. AcandS, Inc., et al	2002VSO35432	Asbestos related*	Pending
Jimmy Clyde Dunbar and Carolyn B. Dunbar, et al. vs. Ace Hardware Corp., et al	2002VSO32242	Asbestos related*	Pending
Dennis Wayne Watson, et al vs. Ace Hardware Corporation, et al.	02 VS 031431D	Asbestos related*	Pending
Hill Williams, Jr. and Rachel Williams, et al. vs. AcandS, Inc., et al		Asbestos related*	Pending
Willocks and Benjamin (Gardner Asphalt vs. Moore-Handley, et al.	531/2000 TCT/STX	Product liability	Pending	(Roofing sold to customer in St. Johns, U.S.V.I. was used to collect rainwater off the roof contrary to instructions provided and allegedly poisoned the owner's well.)

EXHIBIT D

SUBSIDIARIES

The Old Lyme Corporation

EXHIBIT E

MOORE-HANDLEY, INC.

REPORT OF CHIEF FINANCIAL OFFICER
MOORE-HANDLEY, INC. (the "Borrower") HEREBY CERTIFIES that:

This Report is furnished pursuant to Section 5.1(d) of the Credit Agreement dated as of _________ __, 200_ by and between the Borrower and GMAC Business Credit LLC (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

As required by Section 5.1(a) and (b) of the Agreement, consolidated financial statements of the Borrower and its Subsidiaries for the [year/month/quarter] ended 20___ (the "Financial Statements") prepared in accordance with generally accepted accounting principles consistently applied accompany this Report. The Financial Statements present fairly (in all material respects) the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments).

The figures set forth in Schedule A for determining compliance by the Borrower with the financial covenants contained in the Agreement are true and complete as of the date hereof.

The activities of the Borrower and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Report, no Default has occurred.*

WITNESS my hand this day of , 20___.

MOORE-HANDLEY, INC.

By:

Name: Gary Mercer
Title: Chief Financial Officer

______________________

* If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto.

SCHEDULE

to

EXHIBIT E

FINANCIAL COVENANTS

Cash Flow Coverage Ratio (Section 5.7)

REQUIRED: 1.00: 1.00

ACTUAL:

(i) ________________________ $

(ii) ________________________ $

(iii) Line (i) divided by line (ii) : 1.00

WITNESS my hand this day of , 20___.

MOORE-HANDLEY, INC.

By:

Name: Gary Mercer
Title: Chief Financial Officer

EXHIBIT F

FORM OF OPINION OF COUNSEL TO THE BORROWER

PROMISSORY NOTE

$7,000,000.00 November 14, 2002

For value received, MOORE-HANDLEY, INC., a Delaware corporation, with an address at 3140 Pelham Parkway, Pelham, Alabama 35124 (together with its permitted successors and assigns "Borrower"), hereby promises to pay to the order of GMAC BUSINESS CREDIT, LLC, a Delaware limited liability, company having an office at 210 Interstate North Parkway, Suite 315, Atlanta, Georgia 30339 (together with its successors and/or assigns "Lender"), the principal sum of SEVEN MILLION AND 00/100 DOLLARS ($7,000,000.00), together with interest thereon at the rate and in the manner described below in this promissory note (this "Note") as well as all other amounts now or hereafter owing by Borrower to Lender that are described in the Credit Agreement (as defined below) and the other Loan Documents (as defined below).

The unpaid principal balance of this Note shall bear interest from the date hereof until paid in full at the lesser of the Applicable Interest Rate (defined below) or the highest rate permitted by applicable law. Interest shall be computed on the basis of a 360 day year and paid for the actual number of days elapsed.

  Defined Terms

  As used in this Note, except as otherwise expressly required or unless the context clearly indicates a contrary intent, each of the following terms shall have the meaning given below:

  "Applicable Interest Rate" shall mean 5.03% per annum.

  "Business Day" shall mean any day excluding Saturday, Sunday or any other day on which Lender or national banks in Atlanta, Georgia, or New York, New York are not open for business.

  "Collateral" shall have the meaning given in Article 6.

  "Credit Agreement" shall have the meaning given in Article 6.

  "Default Rate" shall have the meaning given in Article 4.

  "Event of Default" shall have the meaning given in the Credit Agreement.

  "Governing Law State" shall mean the State of Georgia.

  "Liabilities" shall have the meaning given in Article 5.

  "Loan Documents" shall have the meaning given in the Credit Agreement.

  "Loan Maturity Date" shall mean December 1, 2008.

  "Loan" shall mean the principal amount of $7,000,000.00 evidenced by this Note.

  "Loan Year" shall mean each period of 365 (or 366, in the case of a leap year) consecutive days commencing on the Reference Date.

  "Lockout Period" shall mean the period commencing on the date of this Note and ending on the last day of the first Loan Year.

  "Monthly Payment" shall mean $55,375.16.

  "Payment Date" shall mean each of the following dates: (i) the Reference Date, if the date of this Note is not the first day of a month, and, without duplication, (ii) the first day of each calendar month following the date of this Note, to and including the Loan Maturity Date.

  "Prepayment Fee" shall mean a fee equal to the principal amount of the Loan being prepaid multiplied by a percentage equal to 1.50% during the second Loan Year, 1.25% during the third Loan Year, and 1% during each of the fourth and fifth Loan Years.

  "Reference Date" shall mean the date of this Note, if it is the first (1st) day of a month, or otherwise the first (1st) day of the next succeeding month.

  "Security Documents" shall have the meaning given in the Credit Agreement.

  "Working Day" shall mean any day on which dealings in foreign currencies and exchange are carried on in London, England, Atlanta, Georgia and in New York, New York.

  "Yield Maintenance Amount" shall have the meaning given in Article 5.

  Loan

  On the date of this Note, Lender shall make the Loan, which is evidenced by this Note.

  Interest Rate, Payments

    Interest shall accrue on the unpaid principal sum of this Note at the Applicable Interest Rate (except as provided in Article 4 below).

    Borrower will pay sums under this Note as follows:

  (i) if the date of this Note is not the first day of a month, a payment of accrued interest only on the Reference Date; Notwithstanding the foregoing, Borrower shall pay in advance on the date of this Note, and Lender shall apply when due, if this Note is not dated the first (1st) day of a month, interest due on the Reference Date;

  (ii) on each Payment Date following the Reference Date, monthly payments, each in the amount of the Monthly Payment, each of such payments to be applied in the manner hereinafter set forth in this Note;

  (iii) the then unpaid principal balance and accrued and unpaid interest thereon and all other sums unpaid under this Note and the other Loan Documents shall be due and payable on the Loan Maturity Date.

  Late Charges & Default Interest

  Borrower shall pay to Lender a late payment charge of five percent (5%) of the amount of any payment that is not paid on or prior to the third (3rd) day following the date when such payment is due under the Credit Agreement, this Note or the other Loan Documents. Such late payment charges represent a reasonable estimate of the additional costs and expenses that will be incurred by Lender as a result of any late payments from Borrower and shall not be construed to constitute a penalty of any kind. In addition, during the continuance of an Event of Default, Borrower shall pay interest on the unpaid principal sum of this Note at the lower of the Applicable Interest Rate plus four percent (4%) per annum or the highest rate permitted by applicable law ("Default Rate").

  Prepayment FEE

    The principal of this Note may not be voluntarily prepaid in whole or in part during the Lockout Period. Provided no Event of Default exists and subject to Article 5(b) below, this Note may be voluntarily prepaid in whole but not in part on any Payment Date after the first Loan Year, upon not less than sixty (60) days prior written notice to the Lender specifying the date on which prepayment is to be made and upon payment of (i) interest accrued and unpaid on the principal balance of this Note to and including the date of prepayment, (ii) the entire outstanding principal balance of this Note and all other Liabilities (as defined in Article 5(b) below) due under this Note and the other Loan Documents and (iii) the Prepayment Fee. If any such notice of prepayment is given, such prepayment shall be due and payable on the date specified in such notice. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the Prepayment Fee.

    If this Note is accelerated or involuntarily prepaid due to the occurrence of an Event of Default or otherwise, Borrower shall pay to Lender the outstanding balance of this Note and all other liabilities (including, but not limited to, the Yield Maintenance Amount (defined below)) described in the Credit Agreement, this Note and the other Loan Documents (the "Liabilities"). Borrower acknowledges that Lender has provided Borrower with the Loan in reliance upon Borrower's covenant not to prepay the Loan other than as provided in Article 5(a) above and agrees that the imposition of the Yield Maintenance Amount is reasonable and shall not be construed to constitute a penalty of any kind. As used herein, the term "Yield Maintenance Amount" means the sum of the Prepayment Fee and interest on the amount so prepaid at the Applicable Interest Rate (or the Default Rate, if applicable) through the last day of the Lockout Period. Solely, for purposes of this paragraph, the Prepayment Fee during the Lockout Period shall be equal to 3.50% of the principal which is involuntarily prepaid.

  Miscellaneous

It is Borrower's and Lender's intent that the interest, fees, charges and other amounts described in this Note and the other Loan Documents shall be lawful in all respects. If such interest, fees, charges or other amounts are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then they shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid to Lender, such excess amount shall, in Lender's sole discretion, be applied by Lender against any principal and other non-interest amounts owing by Borrower or refunded to Borrower. To the greatest extent permitted by applicable law, all interest paid or agreed to be paid by Borrower to Lender shall be amortized, prorated, allocated and spread throughout the complete term of the Loan so that such actions do not violate any usury statute.

All amounts received by Lender shall be applied against the amounts owing by Borrower with respect to this Note and the other Loan Documents in the following order: first, to any outstanding attorneys' and other fees, charges, and expenses (including, but not limited to, the Yield Maintenance Amount and any expenses pertaining to the repossession, repair, preparation and advertisement for disposition or foreclosure, appointment of a receiver for, and disposition or foreclosure of any collateral); second, to any outstanding interest, in arrears; and third, to any outstanding principal.

All payments shall be made by wire transfer to Lender utilizing the wire instructions set forth below:

GMAC Business Credit, LLC - Equipment Finance Division
Bank One, Michigan
Detroit, MI
Acct # 363-301-424
ABA # 072000326
Reference: Moore-Handley, Inc.

(or pursuant to such other payment instructions as may be designated in writing by Lender at least two (2) Business Days preceding a Payment Date) in lawful money of the United States of America not later than 12:00 noon (EST or EDT) on the date due. Whenever the date due for any payment shall fall on a day other than a Business Day, such payment shall be made on the next Business Day and the amount payable to Lender shall be adjusted for such extension of time. Lender shall be entitled to require all payments to be remitted via an electronic fund transfer system that is acceptable to Lender in its discretion.

Notwithstanding the satisfaction in full of this Note and the other Loan Documents, if any payment or other amount applied by Lender against the indebtedness, liabilities and obligations described in this Note and the other Loan Documents proves to be defeasible or revocable for any reason, the indebtedness, liabilities and obligations satisfied by such payment or other amount shall be reinstated, payable by Borrower and any other person or entity responsible for the payment thereof, and be secured by any collateral securing the payment and performance of the indebtedness, liabilities and obligations described in this Note and the other Loan Documents.

Time is of the essence with respect to this Note and the other Loan Documents. If any Event of Default occurs under this Note or the other Loan Documents, Lender may accelerate and declare all of the amounts owing under this Note and the other Loan Documents immediately due and payable without presentment, demand, notice, protest, or legal process of any kind (provided that in the event of any Event of Default arising from the commencement of a bankruptcy, liquidation, insolvency, or similar proceeding, the Liabilities shall automatically become immediately due and payable without presentment, demand, notice, protest, or legal process of any kind). Upon the occurrence of any Event of Default, Lender shall be entitled to exercise any remedies set forth in the Credit Agreement, this Note, the Security Documents and the other Loan Documents or otherwise permitted under applicable law.

This Note is the Note referred to in the Credit Agreement between Borrower and Lender dated of even date herewith and any amendments, extensions, modifications, replacements and substitutions thereto ("Credit Agreement"). All capitalized terms used herein shall be defined as set forth in this Note or, in the absence of a definition in this Note, as set forth in the Credit Agreement and the other Loan Documents. Terms that are not defined in this Note, the Credit Agreement or the other Loan Documents shall be defined as set forth in the UCC.

Borrower shall reimburse Lender for all reasonable attorney's fees and other amounts described in the Credit Agreement and other Loan Documents incurred in negotiating, documenting, filing, recording, administering, defending, and enforcing Lender's rights and remedies under this Note and the other Loan Documents as well as any other charges, expenses and amounts described in this Note and the other Loan Documents or to which Lender may be entitled to collect with respect to the Loan under applicable law. All such costs, expenses and charges shall be payable by Borrower to Lender on demand, and, if not paid within five (5) Business Days, shall bear interest at the Default Rate until paid.

All notices and other communications required or permitted with respect to this Note shall be in writing and given in accordance with the requirements set forth in the Credit Agreement.

In the event that the Borrower consists of more than one Person, all of Borrower's indebtedness, liabilities and obligations to Lender described in this Note and the other Loan Documents shall be joint and several in nature and affect the Borrower's jointly and/or severally-owned assets.

This Note is secured by the collateral described in the Security Documents (the "Collateral").

This Note and the other Loan Documents are freely assignable by Lender without the consent of Borrower.

Borrower and all others who may become liable for the payment of all or any part of the Liabilities severally waive presentment and demand for payment, notice of intent to accelerate and notice of acceleration, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note or the other Loan Documents. No release of any security for the Liabilities or extension of time for payment of this Note or any installment of this Note, and no alteration, amendment or waiver of any provision of this Note or the other Loan Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Liabilities, under this Note or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note or the other Loan Documents. If Borrower is a partnership, corporation or limited liability company, the agreements contained in this Note shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Borrower. The term "Borrower," as used in this Note, shall include any alternate or successor entity, but any predecessor entity, and its partners or members, as the case may be, shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in the other Loan Documents.)

All of the terms, covenants and conditions contained in the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth in this Note.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

This Note shall be governed by and construed in accordance with the laws of the Governing Law State without reference to conflicts of law rules. To induce Lender to accept this Note and the other Loan Documents, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, all legal and other proceedings of any kind arising out of or related to this Note, the other Loan Documents, the Loan, Borrower, any other Loan Party, their business operations (including, but not limited to, the Enterprises), or their assets shall be litigated in courts having situs in the Governing Law State. Borrower hereby consents and submits to the jurisdiction of any local, state or federal courts located within said Governing Law State. Borrower hereby waives any right it may have to transfer or change the venue of any legal or other proceeding brought against such person by Lender in accordance with this paragraph.

BORROWER HEREBY WAIVES DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT, AND FURTHER WAIVES THE BENEFIT OF ALL HOMESTEAD, DOWER, CURTESY, AND REDEMPTION RIGHTS AND ALL VALUATION, APPRAISAL, MORATORIUM, MARSHALING, AND EXEMPTION LAWS TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the day and year first above written.

MOORE-HANDLEY, INC.

By:

Name: Gary Mercer
Title: Chief Financial Officer

this mortgage and security agreement serves as a financing statement and is filed as a fixture filing pursuant to section 7-9A-501(a)(1)(B), code of Alabama, 1975, as amended and should be cross-indexed in the index of fixture filings.

MOORE-HANDLEY, INC., as mortgagor
(Borrower)
to
GMAC BUSINESS CREDIT, LLC, as mortgagee
(Lender)
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

Dated: Effective Date:	November 8, 2002 November 14, 2002
Location: Section: Block: Lot:	3140 Pelham Parkway Pelham, Alabama 35124
County:	Shelby
PREPARED BY AND UPON RECORDATION RETURN TO: Thacher Proffitt & Wood 50 Main Street White Plains, New York 10606 Attention: Gregory P. Murphy, Esq. File No.: 19601-00104

THIS MORTGAGE AND SECURITY AGREEMENT (the "Security Instrument") is made effective as of the 14th day of November, 2002, by MOORE-HANDLEY, INC., a Delaware corporation, with an address at 3140 Pelham Parkway, Pelham, Alabama 35124, as mortgagor ("Borrower") to GMAC BUSINESS CREDIT, LLC, a Delaware limited liability company, having an office at 210 Interstate North Parkway, Suite 315, Atlanta, Georgia 30339, as mortgagee ("Lender").

RECITALS:

Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of $7,000,000.00 in lawful money of the United States of America (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note, which Note is made pursuant to the terms of a certain Credit Agreement made by and between Borrower and Lender bearing even date herewith (the credit agreement together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the "Credit Agreement").

Borrower desires to secure the payment of the Debt (defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (defined in Article 2).

- Grants Of Security

Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "Property"):

Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

Fixtures and Personal Property. All equipment, machinery (other than any tractors or trailers, whether or not located upon the Land) and fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest (other than Inventory, as such term is defined in the Uniform Commercial Code (defined below)), now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements and accessions thereof and renewals and replacements thereof and substitutions therefor together with Borrower's interest in, and right to any and all manuals, computer programs, software, data bases and other materials relating to the use, operation or structure of any of the foregoing (collectively, the "Personal Property"), including the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of all of the above;

Leases and Rents. All leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Borrower of any petition for relief under Creditors Rights Laws (defined in Article 10) (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees' obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under Creditors Rights Laws (the "Rents") and all proceeds from the sale or other disposition of the Leases and all sums paid or payable in consideration of or as a result of the termination of any Leases and the right to receive and apply the Rents to the payment of the Debt;

Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Land, the Improvements, the Personal Property and other collateral granted under this 0, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land, the Improvements, the Personal Property and other collateral granted under this 0, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Land, the Improvements, the Personal Property and other collateral granted under this 0 as a result of tax certiorari or any applications or proceedings for reduction;

Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Land, the Improvements, the Personal Property and other collateral granted under this 0;

Agreements. All agreements, contracts, certificates, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements, and all right, title and interest of Borrower therein and thereunder (other than accounts receivable, notes receivable, warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents), including, without limitation, the right, upon the occurrence and during the continuance of an Event of Default (defined in 0), to receive and collect any sums payable to Borrower thereunder;

Intangibles. All books and records and all other general intangibles relating to or used in connection with the operation of the Land, the Improvements and the Personal Property; and

Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (m) above.

Assignment of Leases and Rents. Borrower hereby absolutely and unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this 0 and 0 and 0, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold a portion of the Rents sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Security Agreement. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in 0), a security interest in the Personal Property and other collateral given as security for the Obligations (whether denominated as part of the Property or otherwise) to the extent that under applicable law the same would be governed by the Uniform Commercial Code (collectively, "UCC Collateral") to the full extent that the Personal Property and other UCC Collateral may be subject to the Uniform Commercial Code.

Pledge of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, Net Proceeds (defined in 0), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

Conditions To Grant. TO HAVE AND TO HOLD the above granted and described Property to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall perform the Other Obligations as set forth in this Security Instrument and shall comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

- Debt And Obligations Secured

Debt. This Security Instrument and the grants, assignments and transfers made in 0are given for the purpose of securing the payment of the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

the indebtedness evidenced by the Note in lawful money of the United States of America;

interest, default interest, late charges and other sums, as provided in the Note, the Credit Agreement, this Security Instrument or the Other Security Documents (defined in 0);

the Prepayment Fee and Yield Maintenance Amount (each defined in the Note), if any;

all other monies agreed or provided to be paid by Borrower in the Note, the Credit Agreement, this Security Instrument or the Other Security Documents;

all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

Other Obligations. This Security Instrument and the grants, assignments and transfers made in 0are also given for the purpose of securing the performance of the following (the "Other Obligations"):

all other obligations of Borrower contained herein;

each obligation of Borrower contained in the Note, the Credit Agreement and in the Other Security Documents; and

each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Credit Agreement, this Security Instrument or the Other Security Documents.

Debt and Other Obligations. Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively as the "Obligations."

Payments. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks; provided, however, Lender shall not be required to accept payment for any Obligation in cash. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

- Borrower Covenants

Borrower covenants and agrees that:

Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Note and the Credit Agreement, and (b) all and any of the documents other than the Note, the Credit Agreement or this Security Instrument now or hereafter executed and delivered by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note or are otherwise executed and delivered in connection with the Loan (hereinafter defined; such other documents, together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the "Other Security Documents") are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Insurance.

Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

        insurance with respect to the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification "All Risk" or "Special Perils", in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $25,000.00; and (D) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an "Ordinance or Law Coverage" or "Enforcement" endorsement. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

        commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $5,000,000 and a per occurrence limit of not less than $2,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts;

        Intentionally Omitted;

        at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in 8.16(e)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to 8.16(e)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

        workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

        comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender;

        if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the "Flood Insurance Acts"), flood hazard insurance in an amount equal to the lesser of (A) the principal balance of the Note, and (B) the maximum limit of coverage available for the Property under the Flood Insurance Acts;

        intentionally deleted; and

        such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

        All insurance provided for in 0 hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), in such forms and, from time to time after the date hereof, in such amounts as may from time to time be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized and admitted to do business in the state in which the Property is located and approved by Lender. The insurance companies must have a general policy rating of A or better and a financial class of IX or better by A.M. Best Company, Inc., and a claims paying ability/financial strength rating of at least A- by Standard & Poor's Corp. or such comparable rating by such other credit rating agency approved by Lender (a "Rating Agency") or in the event such insurance company is not so rated, said insurance company shall be acceptable to Lender in all respects (each such insurer shall be referred to below as a "Qualified Insurer"). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to 0, certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

        Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender's interest is included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in 0 to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in 0 Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of 0. Notwithstanding Lender's approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this 0.

        All Policies of insurance provided for or contemplated by 0, except for the Policy referenced in 8.16(e)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non- contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

        All Policies of insurance provided for in 0 shall contain clauses or endorsements to the effect that:

        no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

        the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Lender and any other party named therein as an insured; and

        each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

        Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

        Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

        If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest at the Default Rate (as defined in the Note).

        If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the "Casualty Restoration") and otherwise in accordance with 0 of this Security Instrument. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.

        In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest exclusively in Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

        Payment of Taxes, Etc.

        Borrower shall promptly pay by their due date all taxes, assessments, water rates, sewer rents, and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

        After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and (vi) Borrower shall have established appropriate reserves in accordance with GAAP in respect to the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, or Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon.

        Intentionally Omitted.

        Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), and whether or not any award or payment made in any condemnation or eminent domain proceeding (an "Award") is made available to Borrower for Restoration in accordance with 0, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. Borrower shall cause the Award made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Lender. Subject to Section 3.7, Lender may apply any Award to the reduction or discharge of the Debt whether or not then due and payable. In the event that the Property or any portion thereof is taken by any condemning authority, Borrower shall promptly proceed to restore, repair, replace or rebuild the Property in a workmanlike manner to the extent practicable to be of at least equal value and substantially the same character as prior to such condemnation or eminent domain proceeding (the "Condemnation Restoration"; the Condemnation Restoration and the Casualty Restoration are collectively hereinafter referred to as the "Restoration"). If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

        Restoration. The following provisions shall apply in connection with the Restoration of the Property:

        If the Net Proceeds (defined below) shall be less than $1,000,000.00 and the costs of completing the Restoration shall be less than $1,000,000.00, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in 8.16(e)(xiv) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

        If the Net Proceeds are equal to or greater than $1,000,000.00 or the costs of completing the Restoration are equal to or greater than $1,000,000.00, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this 0. The term "Net Proceeds" for the purposes of this Section shall mean: (1) the net amount of all insurance proceeds received by Lender pursuant to 8.16(e)(i), (iv), (vi), (vii), (viii) and, as applicable, (ix) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable legal fees), if any, in collecting same ("Insurance Proceeds") or (2) the net amount of the Award received by Lender, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable legal fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

        The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions is met:

          no Event of Default shall have occurred and be continuing under the Note, the Credit Agreement, this Security Instrument or any of the Other Security Documents;

          (1) in the event the Net Proceeds are Insurance Proceeds, less than sixty percent (60%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property has been taken, such land is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such land and such taking does not materially impair the existing access to the Property;

          Intentionally Deleted;

          Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after such damage, destruction or taking occurs) and shall diligently pursue the same to satisfactory completion;

          Lender shall be satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower;

          Intentionally Omitted;

          Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) twelve (12) months prior to the Loan Maturity Date (as defined in the Note), (2) twelve (12) months after the occurrence of such fire or other casualty or taking, or (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or taking;

          Borrower shall execute and deliver to Lender a completion guaranty in form and substance satisfactory to Lender and its counsel pursuant to the provisions of which Borrower shall guaranty to Lender the lien-free completion by Borrower of the Restoration in accordance with the provisions of this 0;

          the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; and

          the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws (defined below).

        The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this 0, shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

        All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Restoration Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable legal fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

        In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term "Restoration Retainage" as used in this 0 shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until such time as the Restoration Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed. There shall be no Restoration Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this 0, be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this 0 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

        Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

        If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall not be entitled to any further disbursements of the Net Proceeds hereunder until Borrower shall either (i) deposit the deficiency (the "Net Proceeds Deficiency") in immediately available funds with Lender or (ii) pay such costs so that the Net Proceeds Deficiencies is eliminated. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this 0 shall constitute additional security for the Obligations.

        The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this 0, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, the Credit Agreement, this Security Instrument or any of the Other Security Documents.

        All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to 8.16(e)(xx) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

        Leases and Rents.

        Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a "Renewal Lease")) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Security Instrument and the lessee thereunder agrees to attorn to Lender, and (v) is written on the standard form of lease approved by Lender. All proposed Leases which do not satisfy the requirements set forth in this 0 shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied all of the conditions of this Subsection.

        Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) upon request, shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

        Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Security Instrument and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied all of the conditions of this Subsection.

        Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of any Major Lease. The term "Major Lease" shall mean (i) any Lease which (A) provides for rental income representing ten percent (10%) or more of the total rental income for the Property, (B) covers ten percent (10%) or more of the total space at the Property, in the aggregate, or (C) provides for a lease term of more than ten (10) years including options to renew and (ii) any instrument guaranteeing or providing credit support for any Major Lease.

        Maintenance and Use of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or materially alter the Property or any part thereof (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in 0 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any material change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

        Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may materially impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

        Compliance With Laws.

        Borrower shall promptly comply in all material respects with all Applicable Laws (defined in 0) affecting the Property, or the use thereof, including all Environmental Laws.

        Borrower shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

        Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

        Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

        After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, the Credit Agreement, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (v) non-compliance with the Applicable Laws shall not impose criminal or material civil liability on Borrower or Lender; (vi) Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Applicable Laws and (vii) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

        Intentionally Omitted.

        Payment For Labor and Materials. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

        Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an Obligation and any amendments, modifications or changes thereto.

        Intentionally Omitted.

        Intentionally Omitted.

        Management. The Property shall be managed by Borrower. All Rents, if any, generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to the Note, this Security Instrument and the Other Security Documents, and none of the Rents generated by or derived from the Property shall be diverted by Borrower and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

        Intentionally Omitted.

        - Special Covenants

        Borrower covenants and agrees that:

        Property Use. The Property shall be used only for office and product distribution purposes, and for no other use without the prior written consent of Lender.

        - Representations And Warranties

        Borrower represents and warrants to Lender that:

        Warranty of Title. Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument and those liens (other than those liens held by Regions Bank) shown on that certain UCC Search, dated October 28, 2002, received from UCC Direct Services (the "Permitted Exceptions") and the lien of Regions Bank on certain Personal Property in connection with indebtedness secured thereby, provided such indebtedness is paid off in full utilizing the proceeds of the loan evidenced by the Note and the Credit Agreement and secured hereby. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever, other than with respect to Permitted Liens (as such term is defined in the Credit Agreement).

        Status of Property.

        Borrower has obtained all material certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

        The Property and the present and contemplated use and occupancy thereof are in compliance, in all material respects, with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar laws.

        The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

        All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public.

        The Property is served by public water and sewer systems.

        Except for the damage caused to the Property, or portions thereof, by a wind storm on September 22, 2002 (the "Storm Damage"), which damage has been disclosed to Lender and which is being repaired/restored by Borrower, the Property is free from damage caused by fire or other casualty.

        All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements that are due and payable have been paid in full.

        Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby, except for Permitted Liens and liens held by Regions Bank on certain Personal Property in connection with indebtedness secured thereby, provided such indebtedness is paid off in full utilizing the proceeds of the loan evidenced by the Note and the Credit Agreement and secured hereby.

        All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance (in all material respects) with all Applicable Laws.

        No portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3(a) (vii) hereof.

        All the Improvements lie within the boundaries of the Land.

        The Property is presently not subject to any Leases.

        Separate Tax Lot. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

        Permitted Exceptions. None of the Permitted Exceptions, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Security Instrument, the Note, and the Other Security Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower's ability to pay its obligations in a timely manner.

        - Obligations And Reliance's

        Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, the Credit Agreement, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

        No Reliance on Lender. The members, general partners, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

        No Lender Obligations. Notwithstanding anything herein to the contrary, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

        By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Security Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

        Reliance. Borrower recognizes and acknowledges that in accepting the Note, the Credit Agreement, this Security Instrument and the Other Security Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in 0and 0without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the Other Security Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in 0and 0.

        - Further Assurances

        Recording of Security Instrument, etc.

        Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Credit Agreement, this Security Instrument, the Other Security Documents, any note or deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

        The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that provide any information required by part 5 of Article 9 of the Uniform Commercial Code of the state(s) where any of the Property is located or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing a sufficient description of real property to which the Property relates. The Borrower agrees to furnish any such information to the Lender promptly upon the Lender's request. The Borrower also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

        Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trusts, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender, following ten (10) day's notice to Borrower, to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this 0.

        Changes in Tax, Debt Credit and Documentary Stamp Laws.

        If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

        Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

        If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

        Estoppel Certificates.

        After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and Loan Maturity Date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases, if any, are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, if any, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases, if any, are in default under the Leases, if any, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease, if any, and that such amounts are consistent with the amounts required under such Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, if any, the obligations secured hereby, the Property or this Security Instrument.

        If there are Leases in effect, Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

        Upon any transfer or proposed transfer contemplated by 0 hereof, at Lender's request, Borrower shall provide an estoppel certificate to the Investor (defined in 0) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require.

        Flood Insurance. After Lender's request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that Borrower has obtained insurance meeting the requirements of 8.16(e)(vii).

        Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.

        - Due On Sale/Encumbrance

        Transfer Definitions. For purposes of this 0, a "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a legal or beneficial interest.

        No Sale/Encumbrance. Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein (collectively a "Transfer"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of 0, without the prior written consent of Lender.

        A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) a Change in Control (as such term is defined in the Credit Agreement).

        Permitted Transfers. Notwithstanding the provisions of Section 8.1 and 8.2, but subject to Section 7.1(r) of the Credit Agreement, the following shall not constitute a Transfer: (i) the sale, transfer or issuance of stock in Borrower or any beneficial ownership interest therein, provided same does not constitute a Change in Control (as such term is defined in the Credit Agreement); and (ii) the disposition of any part of the Property, other than real property, consisting of obsolete or unused assets, provided that such obsolete or unused assets shall be replaced with assets of equal or greater value, and such replacement assets shall constitute a part of the Property.

        - Prepayment

        Prepayment. The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note.

        - Default

        Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

        the occurrence of any "Event of Default" as such term is defined in the Credit Agreement;

        if any of the Taxes or Other Charges is not paid when the same is due and payable except in accordance with the terms of Section 3.4 of this Security Instrument;

        if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender as provided in 0;

        if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of forty-five (45) days;

        if any federal tax lien is filed against Borrower or the Property and same is not discharged of record within forty-five (45) days after same is filed;

        if Borrower shall fail to deliver to Lender, within ten (10) days after request by Lender, the estoppel certificates required by 0 and 0;

        if any default occurs under any guaranty or indemnity executed in connection herewith (including the Environmental Indemnity, defined in 0) and such default continues after the expiration of applicable grace periods, if any; or

        if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any term, covenant or condition of this Security Instrument not set forth in 0 through 0 above, then, in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.

        - Rights And Remedies

        Remedies. Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

        declare the entire unpaid Debt to be immediately due and payable;

        institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable state or federal law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

        with or without entry, to the extent permitted and pursuant to the procedures provided by applicable state or federal law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

        sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

        institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

        recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

        apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower or of any person, firm or other entity liable for the payment of the Debt;

        subject to any applicable state or federal law, the license granted to Borrower under 0 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all rent rolls, leases (including the form lease and amendments and exhibits), subleases (including the form sublease and amendments and exhibits) and rental and license agreements with the tenants, subtenants and licensees, in possession of the Property or any part or parts thereof; tenants, subtenants, and licensees, money deposits or other property (including, without limitation, any letter of credit) given to secure tenants, subtenants, and licensees, obligations under leases, subleases or licenses, together with a list of the foregoing; all lists pertaining to current rent and license fee arrears; any and all architects, plans and specifications, licenses and permits, documents, books, records, accounts, surveys and property which relate to the management, leasing, operation, occupancy, ownership, insurance, maintenance, or service of or construction upon the Property and Borrower agrees to surrender possession thereof and of the Property to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) either require Borrower (A) to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower, or (B) to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vi) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable legal fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

        exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property and other UCC Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property and other UCC Collateral, and (ii) request Borrower at its expense to assemble the Personal Property and other UCC Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property and other UCC Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

        apply any sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole discretion:

        Taxes and Other Charges;

        Insurance Premiums;

        interest on the unpaid principal balance of the Note;

        amortization of the unpaid principal balance of the Note; and

        all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

surrender the Policies maintained pursuant to 0hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such unearned Insurance Premiums;

apply the undisturbed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or

pursue such other remedies as Lender may have under applicable state or federal law.

In the event of a sale pursuant to this Section 11.1, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this 0 to the contrary, if any Event of Default as described in Section 7.1(h) or Section 7.1(i) of the Credit Agreement shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Right to Cure Defaults. Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt. The cost and expense of any cure hereunder (including reasonable legal fees to the extent permitted by law), with interest as provided in this 0, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate (defined in the Note) shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and, after the occurrence and during the continuance of an Event of Default, to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Examination of Books and Records. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to Borrower (unless an Event of Default exists, in which case no notice shall be required), to examine and audit, during reasonable business hours, the records, books, management and other papers of Borrower and its affiliates which pertain to their financial condition or the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

Other Rights, etc.

The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment, changing the rate of interest, or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Violation of Laws. If the Property is not in material compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Right of Entry. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

Power of Attorney.

The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead purpose of the Borrower or in the Lender's own name, for the purposes of carrying out the terms of this Security Instrument, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Security Instrument and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to, upon the occurrence and during the continuance of an Event of Default, sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Property in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary or useful to protect, preserve or realize upon the Property and the Lender's security interest therein, in order to effect the intent of this Security Instrument, all no less fully and effectively as the Borrower might do; and

To the extent permitted by law, the Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

The powers conferred on the Lender hereunder are solely to protect its interests in the Property and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for the Lender's own gross negligence or willful misconduct.

- Environmental Hazards

Environmental Representations and Warranties. Except as set forth in that certain (i) Phase I Environmental Site Assessment prepared by Encore Environmental Consortium LLC dated October 11, 2002 in connection with the Land (the "Phase I"), (ii) Underground Storage Tank Preliminary Investigation Report prepared by Auburn Environmental Consulting & Testing, dated April 27, 2000 (revised August 6, 2000), (iii) Moore-Handley Corporation Site Investigation Report prepared by CH2MHill, dated May 23, 2001, and (iv) Groundwater Quality Assessment Report - Moore Handley Site prepared by CH2MHill, dated April 24, 2002, Borrower represents and warrants, based upon the foregoing reports and information that Borrower knows or should reasonably have known, that: (a) there are no Hazardous Materials (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing pursuant to the written reports resulting from the environmental site assessments of the Property delivered to Lender (the "Environmental Report"); (b) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property. "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act. "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law. "Release" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

Environmental Covenants. Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance, in all material respects, with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to 0 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in compliance (in all material respects) with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties hereinafter defined shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any material non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials.

Lender's Rights. Lender and any other person or entity designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

- Indemnifications

General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender, its affiliates, and each of their officers, directors, employees, agents and advisors (the "Indemnified Parties) from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Laws; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (f) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Security Instrument. Any amounts payable to Lender by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

The term "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents.

Duty to Defend, Legal Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Environmental Indemnity. Simultaneously with this Security Instrument, Borrower has executed and delivered that certain environmental indemnity agreement dated the date hereof to Lender (the "Environmental Indemnity"), which Environmental Indemnity is not secured by this Security Instrument.

- Waivers

Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, the Credit Agreement, any of the Other Security Documents, or the Obligations.

Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Waiver of Statute of Limitations. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Sole Discretion of Lender. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

WAIVER OF TRIAL BY JURY. BORROWER AND LENDER, BY ACCEPTANCE OF THIS SECURITY INSTRUMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.

Waiver of Foreclosure defense. Borrower hereby waives any defense Borrower might assert or have by reason of Lender's failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.

- SPECIAL
ALABAMA PROVISIONS

Inconsistencies. In the event of any inconsistency between the terms and conditions of the other articles and provisions of this Security Instrument and this Article 15, the terms and conditions of this Article 15 shall control and be binding.

Power of Sale. Borrower hereby vests Lender with full power and authority, upon the happening of an Event of Default, at Lender's option, to declare all sums secured hereby to be immediately due and payable, and at Lender's option, to take possession of the Property if and to the extent allowed by law, and to sell the Property to the highest bidder at public auction in front of the courthouse door in the county or counties, as may be required, where the Property is located, either in person or by auctioneer, after having first given notice of the time, place and terms of sale, together with a description of the property to be sold, by publication once a week for three (3) successive weeks prior to said sale in some newspaper published in said county or counties, as may be required, and, upon payment of the purchase money, Lender or any person conducting the sale for Lender is authorized to execute to the purchaser at said sale a deed to the Property so purchased. Lender may bid at said sale and purchase the Property, or any part thereof, if the highest bidder therefor. At the foreclosure sale the Property may be offered for sale and sold as a whole without first offering it in any other manner or may be offered for sale and sold in any other manner as Lender may elect. The proceeds of any foreclosure sale pursuant to this paragraph shall be applied first, to the payment of the costs of said sale, including reasonable attorney's and auctioneer's fees; second, to the payment of the indebtedness hereby secured, whether due or not, with the unpaid interest thereon to the date of sale, and any amount that may be due Lender by virtue of any of the special liens or agreements herein contained; and, third, the balance, if any, to be paid over to Borrower, or as may otherwise be provided by law.

Assignment of Leases. The first sentence of Section 1.2 of this Security Instrument is deemed revised to replace the words "Borrower hereby absolutely and unconditionally assigns to Lender" with the following:

"Borrower hereby grants, bargains, sells, conveys and unconditionally assigns to Lender, and grants to Lender as additional security for the payment of the Liabilities, a continuing security interest in the following rights, interests and estates now owned or hereafter acquired by Borrower:"

Remedies. Section 11.1(b) of this Security Instrument is hereby deemed revised to insert and add the phrase "including those under a power of sale" immediately following the phrase "judicial or otherwise".

- Notices

Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Moore-Handley, Inc.
3140 Pelham Parkway
Pelham, Alabama 35124
Attention: Gary Mercer
Facsimile No.: (205) 663-8229

With a copy to:	Debevoise & Plimpton
919 Third Avenue
New York, New York 10022
Attention: Steven M. Ostner, Esq.
Facsimile No.: (212) 909-6836

If to Lender:	GMAC Business Credit LLC
210 Interstate North Parkway
Suite 315
Atlanta, Georgia 30339
Attention: Divisional Counsel
Facsimile No.: (678) 553-2707

With a copy to:	Thacher Proffitt & Wood
50 Main Street
White Plains, New York 10606
Attention: Thomas J. Infurna, Esq.
Facsimile No.: (914) 421-4150

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

- Choice Of Law/Submission To Jurisdiction

CHOICE OF LAW. This Security Instrument shall be deemed to be a contract entered into pursuant to the laws of the State of Georgia and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Georgia, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of this Security Instrument, and the determination of deficiency judgments, the laws of the state where the Property is located shall apply.

Provisions Subject to Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable state or federal law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable state or federal law.

Submission to jurisdiction. With respect to any claim or action arising hereunder or under the Note, the Credit Agreement or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of Georgia and the United States District Court located in the City of Atlanta, in the State of Georgia, and appellate courts from any thereof, (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Security Instrument brought in any such court, and (c) irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Security Instrument will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

- Secondary Market

Transfer of Loan. Lender may, at any time, sell, transfer or assign the Note, the Credit Agreement, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Participations or Securities (collectively, the "Investor") or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt, the Borrower or the Property, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable, provided that such Investor, prospective Investor or Rating Agency is informed that such information is confidential and agrees to maintain its confidentiality and not to use such information other than to evaluate a potential purchase of an interest in the Loan (as such term is defined in the Credit Agreement). Borrower irrevocably waives any and all rights it may have under Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy.

Cooperation. Borrower agrees to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with 0 hereof and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale, transfer, Participations or Securities, provided that such Investor, prospective Investor or Rating Agency is informed that such information is confidential and agrees to maintain its confidentiality and not to use such information other than to evaluate a potential purchase of an interest in the Loan (as such term is defined in the Credit Agreement).

Reserves/Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Security Instrument or the Other Security Documents shall be deposited in eligible accounts at eligible institutions as then defined and required by the Rating Agencies.

- Costs

Performance at Borrower's Expense. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees of Lender.

Legal fees for Enforcement. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, the Credit Agreement, this Security Instrument and the Other Security Documents; and (ii) the items set forth in 0 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal fees incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable under the Note, the Credit Agreement, this Security Instrument or the Other Security Documents, or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

- Definitions

General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the words "Applicable Laws" shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrase "legal fees" and "counsel fees" shall include any and all counsel, attorney, paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

Headings, etc. The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

- Miscellaneous Provisions

No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Inapplicable Provisions. If any term, covenant or condition of the Note, the Credit Agreement, or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note, the Credit Agreement and this Security Instrument shall be construed without such provision.

Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

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IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower the day and year first above written.

MOORE-HANDLEY, INC.

By:

Name: Gary Mercer
Title: Chief Financial Officer

ACKNOWLEDGMENT

STATE OF ALABAMA )
COUNTY OF SHELBY )

I, the undersigned Notary Public in and for said County, in said State, hereby certify that ________________________________, whose name as _______________________ of MOORE-HANDLEY, INC., a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal, this _____ day of November, 2002.

Notary Public:

My Commission Expires:

EXHIBIT A

(Description of Land)

ALL of that certain lot, piece or parcel of land, with the buildings and improvements thereon, situate, lying and being